Exhibit3(i) under Form N-1A
                                              Exhibit a under Item 601/REg.S-K


                            FEDERATED EQUITY FUNDS

                               Amendment No. 26
                                    to the
                  RESTATED AND AMENDED DECLARATION OF TRUST
                            dated August 15, 1995


This Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                    Federated Capital Appreciation Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                               Class K Shares
                          Federated Kaufmann Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                               Class K Shares
                     Federated Kaufmann Small Cap Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                               Class K Shares
                      Federated Large Cap Growth Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                     Federated Market Opportunity Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                  Federated Mid Cap Growth Strategies Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares
                               Class K Shares



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                        Federated Strategic Value Fund
                                Class A Shares
                                Class C Shares
                           Institutional Shares
                         Federated Technology Fund
                               Class A Shares
                               Class B Shares
                               Class C Shares


      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of August, 2006.


      WITNESS the due execution hereof this 17th day of August, 2006.



/s/ John F. Donahue                  /s/ Peter E. Madden
John F. Donahue                      Peter E. Madden

/s/ Thomas G. Bigley                 /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                     Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.              /s/ John E. Murray, Jr.
John T. Conroy, Jr.                  John E. Murray, Jr.

/s/ Nicholas P. Constantakis         /s/ Marjorie P. Smuts
Nicholas P. Constantakis             Marjorie P. Smuts

/s/ John F. Cunningham               /s/ John S. Walsh
John F. Cunningham                   John S. Walsh

/s/ J. Christopher Donahue           /s/ James F. Will
J. Christopher Donahue               James F. Will


/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.











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